UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other	Events.

On October 23, 2013, Visa Inc. (the “Company”) issued a press release announcing that on October 22, 2013, its board of directors approved the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 29, 2014. The Company’s class A common stockholders at the close of business on December 3, 2013, the record date, will be entitled to vote at the Annual Meeting.

In addition, the Company announced that on October 23, 2013, its board of directors had declared a quarterly dividend in the aggregate amount of $0.40 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 3, 2013, to all holders of record of the Company’s class A, class B and class C common stock as of November 15, 2013.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial	Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Visa Inc., dated October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: October 23, 2013	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Visa Inc., dated October 23, 2013